SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2026

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	IQST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2026, IQSTEL, Inc. (the “Company”) entered into (i) an Equity Purchase Agreement (the “Purchase Agreement”) and (ii) a Registration Rights Agreement (the “Registration Rights Agreement”) with M2B Funding Corp. (the “Investor”).

Pursuant to the Purchase Agreement, the Company may, from time to time during the Commitment Period, require the Investor to purchase up to $50,000,000 of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a per-share price equal to 94% of the lowest daily volume-weighted average price during the six Trading Days following delivery of a Put Notice, subject to volume-based caps, a daily maximum of $500,000, and an Exchange Cap of 19.99% of shares outstanding on the Execution Date (unless stockholder approval is obtained). The Investor is subject to a Beneficial Ownership Limitation (initially 4.99%, increasable to 9.99%).

The Commitment Period begins on the date the Registration Statement (as defined below) is declared effective by the SEC (the “Effective Date”) and ends on the earlier of: (i) the date the Investor has purchased the full $50,000,000, (ii) the date that is sixty (60) months after the Effective Date, (iii) written termination notice by the Company (subject to the terms of the Purchase Agreement), or (iv) termination by the Investor as provided in the Purchase Agreement.

As consideration for the commitment, the Company will issue Commitment Shares valued at $1,000,000 (half on the Execution Date; half on the 12-month anniversary or earlier termination), subject to a 20% daily volume leak-out restriction.

The Registration Rights Agreement requires the Company to file a resale S-1 registration statement covering all Registrable Securities within 90 days and to use best efforts to have it declared effective within 180 days, with customary liquidated damages (0.25% per month, capped at 12% of the Maximum Commitment Amount) for delays. The Investor has customary review and comment rights on the registration statement and related prospectuses.

The agreements contain customary representations, warranties, covenants, conditions, and indemnification provisions. The Purchase Agreement may be terminated by the Company upon 30 days’ notice (subject to a termination fee) or upon certain other events. Proceeds will be used for general corporate purposes. There is no material relationship between the Company and the Investor other than as contemplated by the agreements.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

On April 30, 2026, the Company issued the Initial Commitment Shares to the Investor pursuant to the Purchase Agreement. The shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D. The Investor represented that it is an accredited investor.

Item 9.01 Financial Statements and Exhibits.(d) Exhibits

Exhibit No.	Description
10.1	Equity Purchase Agreement, dated April 30, 2026, by and between IQSTEL Inc. and M2B Funding Corp.
10.2	Registration Rights Agreement, dated April 30, 2026, by and between IQSTEL Inc. and M2B Funding Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date: May 1, 2026

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